Exhibit 99.1

VERITAS FARMS ACQUIRES ASYSTEM AND ASYSTEM LABS AS PART OF GROWTH STRATEGY TO BUILD THE NEXT GENERATION OF INNOVATIVE WELLNESS BRANDS.

FORT LAUDERDALE, FLORIDA – August 28th, 2023 – Veritas Farms, Inc. (OTCQB: VFRM), a leading wellness brand within the hemp/CBD space, has announced today that it has completed the acquisition of innovative, science-forward supplements brand ASYSTEM and their product development arm, ASYSTEM Labs.

The acquisition of this pioneering wellness brand is a part of Veritas’ decision to pursue a roll-up strategy and expand beyond CBD into the multi-billion dollar wellness industry by acquiring and merging brands with a wellness focus under the publicly traded company’s umbrella. The goal of this strategy is to better position Veritas Farms on a path to profitability and increased cash flow.

ASYSTEM is the first acquisition in this exciting growth and expansion strategy. The acquisition will complement Veritas’ focus of helping people unlock their potential through the use of supplements and leverage Veritas’ infrastructure to accelerate the growth of ASYSTEM and build the next generation of innovative wellness brands.

The acquisition of ASYSTEM a brand known for its TikTok viral products, influencer relations, and prestigious partnerships with Warner Bros, JetBlue, Nordstrom, Bergdorf Goodman, Erewhon, Saks Fifth Ave, and many more will better poise the combined entity on a path to increased revenue and expansion.

ASYSTEM Labs, ASYSTEM’s product development studio, will be part of the acquisition. ASYSTEM Labs offers brand and product development services to consumer brands, celebrities and creators seeking to unlock the huge potential of the supplements, vitamins, and nutritional products category.

Tom Vickers, Chairman, and Chief Executive Officer of Veritas commented: “I am pleased to welcome ASYSTEM and their talented team to our group. ASYSTEM and ASYSTEM Labs are incredible brands and a quintessential emblem of best-in-class, science-forward supplements. We are committed to supporting the combined entity, including ASYSTEM, a brand that is known for its clinical, science-backed wellness products and prestigious partnerships. I would like to thank Oli Walsh, Henry Simonds, and their team for their dedication to ASYSTEM and work over the past four years. We are optimistic about ASYSTEM’s ability to accelerate its growth, innovate, and remain at the forefront of discerning customers’ goals to optimize their mental and physical health and unlock their potential.”

Oli Walsh, Founder of ASYSTEM, commented: “I am delighted for ASYSTEM to be joining the Veritas Farms ecosystem. ASYSTEM was built on a vision of combining innovative formulations with pioneering design and operational excellence, to create a unique science-forward supplements brand. Veritas Farms shares our vision for the future and brings tremendous operational expertise and infrastructure, which will help accelerate ASYSTEM’s growth and solve the wellness needs of our global audience. I want to thank all those who have helped us achieve this milestone and am excited to continue supporting the ASYSTEM brand in an ongoing role as a strategic advisor.”

Henry Simonds, President of ASYSTEM, commented: “Veritas is a vital and invigorating new partnership for ASYSTEM as we continue to help customers take control of their individualized health. The demand for clinically proven solutions is rapidly growing, and we are now uniquely positioned to meet that need and propel the industry forward. Our product development studio, ASYSTEM Labs, will also be strengthened and primed to support any businesses looking to enter the supplement space. It has been an immense pleasure to build this brand and I look forward to supporting the talented Veritas team in taking ASYSTEM to the next level.”

VFRM Executive Leadership

In conjunction with the closing of the transaction, Veritas Farms has announced several leadership appointments at ASYSTEM:

Tom Vickers, the current Chairman of the Board of Veritas Farms, will continue his role as Chairman of the Board, and Chief Executive Officer

Henry Simonds will continue his role with the entity as a member of the Board of Directors and as a strategic consultant.

Oli Walsh, Founder of ASYSTEM will continue to work alongside both teams as a strategic advisor.

ASYSTEM Leadership Biographies

Oli Walsh, Founder

Based in LA, Oli is a seasoned entrepreneur and creative leader with extensive global experience creating, evolving, and scaling the world’s leading fashion, beauty, wellness, hospitality, and lifestyle brands.

Widely regarded as an expert across brand, digital, ecommerce, retail, and marketing, Oli founded the brand consultancy & incubator Invisible Dynamics to create, evolve and scale the next generation of aspirational consumer brands.

Oli is the Founder of ASYSTEM, an innovative Los Angeles-based supplements business bringing the benefits of clinical science to all. He sits on the Board of Formula Fig, a fast-growing experiential, med-tech skincare business with locations across Los Angeles, Vancouver, and Toronto. He is an advisor to the rare-disease non-profit Leo’s Lighthouse.

Previously, Oli was the CMO and Board Director of Aritzia, the leading design house, and fashion boutique responsible for eCommerce P&L, marketing, and brand. During his tenure, the business more than doubled in size and was taken public on the TSX in September 2016.

Before joining Aritzia, Oli was the Co-Founder & CEO of Wednesday Agency - a leading integrated creative agency for the fashion, retail, and beauty industries, which he grew in London and NYC before selling to BBDO, part of the Omnicom Group. At Wednesday, Oli partnered with some of the world’s leading brands, including MR PORTER, Gucci, Moncler, Estee Lauder, Alexander McQueen, Balenciaga, Armani, H&M, J.Crew, Tory Burch, Aerin, Chanel, and many others.

Oli holds a BA in Industrial Economics with French and Italian from Nottingham University.

Henry Simonds, President

Based in NYC, Henry is an entrepreneur with global experience creating, evolving, and scaling purpose-driven brands.

Henry is President at ASYSTEM, an innovative Los Angeles-based supplements business bringing the benefits of clinical science to all. ASYSTEM has partnered with JetBlue, Warner Bros & DC Comics, Nordstrom, Saks, and many others.

Previously, Henry founded TYME Food, a plant-based food company that he grew in New York and London. During his tenure, TYME partnered with WeWork, SoulCycle, and Equinox. During his time in New York, Henry was acting Chief Marketing Officer for the mental well-being app Happy Not Perfect, successfully building and launching the digital product globally.

Prior to this, Henry was Global Head of Sustainability at Saatchi & Saatchi working with clients such as P&G, Toyota, and Walmart, as well as representing the company at the World Economic Forum in Davos. He was recruited by Saatchi & Saatchi from dcarbon8 / Planet Mark, a sustainability consultancy specializing in Lifecycle Assessments (LCAs) and behavior change campaigns working with organizations such as Unilever, ProLogis, M&S. (Deloitte acquired dcarbon8 in 2010).

About Veritas Farms, Inc.

Veritas Farms, Inc. (OTCQB: VFRM) is a Hemp/CBD company on a mission to help pets and people combat stress, difficulty sleeping, and tension relief through the use of cannabinoids and functional ingredients such as l-theanine, cordyceps, reishi, chamomile, and more. Their current assortment focuses on relaxing products for pets and relaxing, sleep, tension, energy, and immunity products for people, with assortments available on TheVeritasFarms.com and mass retailers such as Bi-Mart, Publix, Emerson Healthcare, and Kroger.

Recently, Veritas has decided to pursue a roll-up strategy and expand beyond CBD and into the multi-billion dollar wellness industry by acquiring and merging brands with a wellness focus under the publicly traded companies umbrella.

About ASYSTEM

LA-based ASYSTEM is on a mission to make the benefits of clinical science accessible to all by creating science-forward supplements for all your health needs & goals. Their current assortment spans Pain Relief, Anti-Anxiety, Sleep, Productivity, Libido & Men’s Health, with products available on ASYSTEM.com and at prestigious retailers such as Nordstrom, Bergdorf Goodman & Saks Fifth Ave.

About ASYSTEM Labs

ASYSTEM Labs offers brand and product development services to consumer brands, celebrities and creators seeking to unlock the huge potential of the supplements, vitamins, and nutritional products category.

ASYSTEM

Website: https://www.asystem.com/
Instagram:  https://www.instagram.com/asystem
Facebook: https://www.facebook.com/OwntheSystem/
LinkedIn: https://www.linkedin.com/company/ownthesystem/
Youtube: https://www.youtube.com/channel/UCtZr1eIZEbUEXbbXow6CiQw

Veritas Farms, Inc.

Instagram:  https://www.instagram.com/veritasfarmsofficial/

Facebook: https://www.facebook.com/VeritasFarmsOfficial/
LinkedIn: https://www.linkedin.com/company/veritasfarms/

Twitter: https://twitter.com/theveritasfarms/

Veritas Farms, Inc. – Investor Contact

Toll-Free: (833) 691-4367
E-mail: ir@theveritasfarms.com

This press release may contain “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, including those with respect to the Company’s mission statement and growth strategy, are forward-looking statements.  Although the Company’s management believes that such forward-looking statements are reasonable, it cannot guarantee that such expectations are, or will be, correct. These forward-looking statements involve many risks and uncertainties, which could cause the Company’s future results to differ materially from those anticipated. Potential risks and uncertainties include, among others, general economic conditions and conditions affecting the industries in which the Company operates; the uncertainty of regulatory requirements and approvals; and the ability to obtain necessary financing on acceptable terms or at all. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in the Company’s filings with the Securities and Exchange Commission including our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. The Company assumes no obligation to update any of the information contained or referenced in this press release.

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